As filed with the U.S. Securities and Exchange Commission on September 19, 2017.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Celcuity Inc.
(Exact name of registrant as specified in its charter)

Delaware	8071	45-3811132
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
16305 36th Avenue N., Suite 450
Minneapolis, MN 55446
(763) 392-0123
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian F. Sullivan
Chief Executive Officer
16305 36th Avenue N., Suite 450
Minneapolis, MN 55446
(763) 392-0767
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan C. Brauer Eric O. Madson Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 (612) 492-7000	W. Morgan Burns Jonathan R. Zimmerman Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-220128
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	460,000	$9.50	$4,370,000	$507

(1)
Represents only the additional number of securities being registered, including an aggregate of 60,000 shares issuable upon exercise of a 30-day option granted to the underwriter to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-220128).

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. This Registration Statement relates to the public offering of common stock of Celcuity Inc. (the “Registrant”) contemplated by the Registration Statement on Form S-1 (File No. 333-220128) (the “Prior Registration Statement”), which was initially filed on August 23, 2017, and which, as amended, was declared effective by the Commission on September 19, 2017. This 462(b) Registration Statement is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 19th day of September, 2017.
CELCUITY INC.
By:	/s/ Brian F. Sullivan Brian F. Sullivan Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian F. Sullivan Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer), Director and Chairman	September 19, 2017
/s/ Vicky Hahne Vicky Hahne	Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2017
* Lance G. Laing	Chief Science Officer, Vice President and Secretary, and Director	September 19, 2017
* Maureen Cronin	Director	September 19, 2017
* David F. Dalvey	Director	September 19, 2017
* Richard J. Nigon	Director	September 19, 2017
*By:	/s/ Brian F. Sullivan
Brian F. Sullivan Attorney-in-Fact

EXHIBIT INDEX
Exhibit Number	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Boulay PLLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)†

†
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-220128), originally filed with the Securities and Exchange Commission on August 23, 2017 and incorporated by reference herein.